                        Power of Attorney

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Alan E. Charlson and Richard A.

Brickson, and each or any one of them acting alone, as the

undersigned's true and lawful attorney-in-fact and agent, with full and several power of substitutions, for the undersigned and in the undersigned's name, place and stead, in any and all

capacities, to sign any or all Form 3, Form 4 or Form 5 and any amendments and supplements to those forms, and to file the same with the Securities and Exchange Commission and with the New York

Stock Exchange, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the

premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or

substitutes may lawfully do or cause to be done by virtue

thereof.  This power of attorney shall remain in effect until revoked in writing by the undersigned, and any person may rely on its being in effect until such person actually receives such written revocation.

    /s/ David B. Rickard

David B. Rickard

Date: 1/3/05

State of RI               )

                          )  ss.

County of Providenceis    )

     On this 3rd day of January, 2005, before me appeared

David B. Rickard, to me known to be the person who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed.

     In Testimony Whereof, I have hereunto set my hand and

affixed my official seal in the County and State aforesaid, the day and date first above written.

(SEAL)             /s/ Ellen E. Putnam

                   Notary Public

                   Ellen E. Putnam

Notary Seal        State OF Rhode Island

                   My Commission Expires: 07/28/06